                    SCHEDULE 14C INFORMATION

         Information Statement Pursuant to Section 14(c)
  of the Securities Exchange Act of 1934 (Amendment No.      )

Check the appropriate box:
[ ]      Preliminary Information Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
[x]      Definitive Information Statement

                  ADDvantage Media Group, Inc.
          (Name of Registrant As Specified In Charter)

Payment of Filing Fee (Check the appropriate box):
[x]      No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.
         1) Title to each class of securities to which transaction applies:


         2) Aggregate number of securities to which transaction applies:


         3) Per unit price of other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):


         4)   Proposed maximum aggregate value of transaction:


         5)   Total fee paid:


[ ]      Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
         (1)  Amount Previously Paid:

         (2)  Form, Schedule or Registration Statement No.:

         (3)  Filing Party:

         (4)  Date Filed:

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               [Logo] ADDvantage Media Group, Inc.

                      808 North 16th Street
                  Broken Arrow, Oklahoma 74012


                        December 10, 1999


Dear Shareholders,

     Our board of directors has approved an amendment to our certificate of incorporation to change our name to "ADDvantage Technologies Group, Inc." On September 30, 1999, we acquired TULSAT Corporation. As a result of the acquisition, TULSAT became our wholly-owned subsidiary and our only operating company. TULSAT is a supplier of equipment, parts and services to the cable television industry. It maintains one of the largest inventories in the industry with new, surplus and refurbished equipment, accessories and construction hardware. Accordingly, our board of directors believes that the continued use of "Media" in our name may cause some confusion because we no longer are a participant in the media industry. Our board of directors also believes that the new name better reflects the nature of our current business as well as the businesses in which we would like to become involved in the future. The acquisition of TULSAT resulted in a change in control of our ownership. The board of directors believes that the change in the corporate name is appropriate to reflect the change in control and provide us with increased independent name recognition.

     Shareholders owning a majority of outstanding common stock, acting by written consent, also approved this amendment. Thus, we will not have to hold a meeting of shareholders or solicit proxies for this purpose. We are providing this information statement to our shareholders simply to inform you of the name change.

     You  can also get information about ADDvantage Media  Group,
Inc.  from  documents  we  have filed  with  the  Securities  and
Exchange  Commission.   We  encourage you  to  read  this  entire
document carefully.


                         Very truly yours,

                         /s/ David E. Chymiak

                         David E. Chymiak
                         Chairman of the Board


              We Are Not Asking You for a Proxy and
            You are not Requested to Send Us a Proxy

                  ADDvantage Media Group, Inc.
                      808 North 16th Street
                  Broken Arrow, Oklahoma 74012

                      INFORMATION STATEMENT

                       GENERAL INFORMATION

                    YOUR VOTE IS NOT REQUIRED


     We are furnishing this information statement to all of the holders of our common stock, par value $0.01 per share, in connection with the approval and adoption of an amendment to our certificate of incorporation by a written consent of the holders of a majority of our outstanding shares of common stock. This information statement is being mailed on or about December 10, 1999 to all shareholders of record at the close of business on December 8, 1999. As of that date, there were 9,720,846 shares of common stock outstanding, each entitled to one vote on each matter of business put to a shareholder vote.

     On November 10, 1999, our Board of Directors approved an amendment to the certificate of incorporation to change our name to "ADDvantage Technologies Group, Inc." On November 10, 1999, the written consent approving the amendment was signed by David E. Chymiak, Kenneth A. Chymiak and Susan C. Chymiak, who are the beneficial owners of 8,059,000 shares of our common stock which represented approximately 83% of all of our outstanding common stock at November 10, 1999. As a result, the amendment to the certificate of incorporation was approved by the majority of the issued and outstanding shares of our common stock and no further votes will be needed. The written consent will become effective on or about December 30, 1999, but in no event less than 20 days after we have first mailed this information statement to the shareholders of the Company.

             WE ARE NOT ASKING YOU FOR A PROXY AND
            YOU ARE REQUESTED NOT TO SEND US A PROXY

     This information statement is being provided pursuant to the requirements of Rule 14c-2 promulgated under Section 13 of the Securities Exchange Act, as amended, to inform holders of common stock entitled to vote or give an authorization or consent in regard to the action authorized by the written consent, of the action being taken.

NAME CHANGE

     Our Board of Directors approved a proposal to amend our certificate of incorporation to change our corporate name to "ADDvantage Technologies Group, Inc." On September 30, 1999, we acquired TULSAT Corporation. As a result of the acquisition, TULSAT became our wholly owned subsidiary and our only operating company. TULSAT is a supplier of equipment, parts and services to the cable television industry. It maintains one of the largest inventories in the industry with new, surplus and refurbished equipment, accessories and construction hardware. Accordingly, our Board of Directors believes that the continued use of "Media" in our name may cause some confusion because we are no longer a participant in the media industry. Our Board of Directors also believes that the new name better reflects the nature of our current business as well as the businesses in which we would like to become involved in the future. For a discussion of a recent acquisition see Recent Developments.

     The acquisition of TULSAT resulted in a change in control of our ownership. The Board of Directors believes that the change in the corporate name is appropriate to reflect the change in control and provide us with increased independent name recognition.

CHANGE OF CONTROL

     On September 30, 1999, David E. Chymiak, Kenneth A. Chymiak and Susan C. Chymiak ("New Shareholders") acquired 8,000,000 shares of our common stock, 200,000 shares of our newly authorized Series A Cumulative Convertible Preferred Stock (which is convertible into 2,000,000 shares of our common stock) and 300,000 shares of our newly authorized Series B Cumulative Preferred Stock in exchange for their shares and notes of TULSAT.

     The shares of preferred stock are non-voting, but the shares of the Company's common stock received by the New Shareholders represented approximately 82% of our outstanding common stock. At the closing, TULSAT became a wholly owned subsidiary of the Company and the officers and directors of the Company other than Gary W. Young resigned. David E. Chymiak has become Chairman of the Board, Kenneth A. Chymiak has become President, Chief Executive Officer and a director and Stephen J. Tyde and Freddie H. Gibson have become directors. This change of control was described more fully in the disclosure statement we mailed to you about October 5, 1999.


RECENT DEVELOPMENTS

     On November 22, 1999, our wholly-owned subsidiary, Lee CATV Corporation, a Nebraska corporation ("Lee"), merged with Diamond W Investments, Inc., a Nebraska corporation ("Diamond"). As a result of this transaction, Diamond became a wholly-owned subsidiary of Lee. Diamond was established in 1986 as a full service repair and sales center, selling new and refurbished cable equipment, designing, pre-wiring, installing and repairing along with FCC Proof of Performance on all types of headend equipment. Diamond built its reputation on high-quality with prompt turn around in repairs and technical training for their customers. We intend for Lee to continue Diamond's existing operations.

PRINCIPAL SHAREHOLDERS AND SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth, as of December 8, 1999, the number and percentage of shares of our common stock and preferred stock owned beneficially, by class and on a combined basis, by
(i) each current director, (ii) each executive officer, (iii) all executive officers and directors as a group, and (iv) each person who is known by us to own beneficially more than 5% of our common stock or preferred stock. Except as otherwise indicated, the beneficial owners listed in the table have sole voting and investment powers with respect to the shares.



                                                      Number of                  Number of                 Number of
                                                      Shares of                  Shares of                 Shares of
                          Number of                   Series A                   Series B                  Series C
                          Shares of                  Preferred                  Preferred                  Preferred
                         Common Stock    Percent       Stock        Percent        Stock       Percent       Stock      Percent
Name and Address of      Beneficially      of       Beneficially      of       Beneficially      of      Beneficially     of
  Beneficial Owner        Owned (1)     Class (1)      Owned        Class(1)      Owned       Class(1)       Owned       Class
----------------------   -----------    ---------   ------------   ---------    ---------     --------       -----       -----
Gary W. Young             63,708 (2)       1.7%          -0-           -0-           -0-          -0-         -0-          -0-
808 N. 16th Street
Broken Arrow, OK 74012

Kenneth A. Chymiak (4)    4,000,000       41.2%        100,000        50.0%       150,000        50.0%        -0-          -0-
808 N. 16th Street
Broken Arrow, OK 74012

David E. Chymiak          4,059,000       41.8%        100,000        50.0%       150,000        50.0%        -0-          -0-
808 N. 16th Street
Broken Arrow, OK 74012

Stephen J. Tyde             5,000           *            -0-           -0-           -0-          -0-         -0-          -0-
8008 S. Fulton Ave.
Tulsa, OK 74136

Freddie H. Gibson            -0-           -0-           -0-          -0-           -0-           -0-         -0-          -0-
808 S. Erie Avenue
Tulsa, OK 74136

Deborah R. Weideman          -0-           -0-           -0-          -0-           -0-           -0-        13,633       50.1%
Highway 136 West
Deshler, Nebraska 68340

Randy L. Weideman            -0-           -0-           -0-          -0-           -0-           -0-        13,578       49.9%
Highway 136 West
Deshler, Nebraska 68340

All Executive Officers   8,227,707(3)      84.7%       200,000       100%        300,000         100%         -0-          -0-
and Directors as a group
(5 persons)

_____________________________
*  Less than one percent.

(1)  Shares  which an individual has the right to acquire  within

     60 days pursuant to the exercise of options are deemed to be outstanding for the purpose of computing the percentage ownership of such individual, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table or the percentage ownership of all officers and directors as a group.

(2) Includes 25,000 shares subject to stock options which are fully exercisable.

(3) Includes an aggregate 25,000 shares subject to stock options which are currently exercisable.

(4) All of the shares beneficially owned by Mr. Chymiak are held of record 50% by him as trustee of the Ken Chymiak Revocable Trust Dated March 4, 1992 and 50% by his wife as trustee of the Susan Chymiak Revocable Trust Dated March 4, 1992. Mr. Chymiak disclaims beneficial ownership of the shares held by his wife.

PROPOSALS OF SHAREHOLDERS

     We have changed our fiscal year end to September 30, beginning with September 30, 1999. Thus, our next Annual Meeting of Shareholders is expected to be held in February or March of 2000. Therefore, proposals of shareholders intended to be presented at the 2000 Annual Meeting of Shareholders should have been received by us at our principal executive offices, 808 North 16th Street, Broken Arrow, Oklahoma 74012, prior to November 1, 1999 to be considered for inclusion in our proxy statement and accompanying proxy for that meeting. In addition, if a shareholder wishes to present a proposal at the 2000 Annual Meeting that will not be included in our proxy statement and fails to notify the Company by December 31, 1999, then the proxies solicited by the Board of Directors for the 2000 Annual Meeting of Shareholders will include discretionary authority to vote on the shareholder's proposal in the event that it is properly brought before the meeting.


                         By Order of the Board of Directors,

                         /s/Lynnwood R. Moore, Jr.

                         Lynnwood R. Moore, Jr., Secretary

Broken Arrow, Oklahoma
December 10, 1999
_______________________________


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